Exhibit 32.2
Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Viacom Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, Wade Davis, Executive Vice President, Chief Financial Officer of the Company, certify that to my knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WADE DAVIS
Wade Davis
May 10, 2019
This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Viacom Inc. and will be retained by Viacom Inc. and furnished to the Securities and Exchange Commission or its staff upon request.